Open-end Funds
John Hancock Bond Trust
John Hancock California Tax-Free Income Fund
John Hancock Capital Series
John Hancock Current Interest
John Hancock Equity Trust
John Hancock Funds III
John Hancock Investment Trust
John Hancock Investment Trust II
John Hancock Investment Trust III
John Hancock Municipal Securities Trust
John Hancock Series Trust
John Hancock Sovereign Bond Fund
John Hancock Strategic Series
John Hancock Tax-Exempt Series Trust
John Hancock World Fund
Closed-end Funds
John Hancock Patriot Premium Dividend Fund II
John Hancock Preferred Income Fund
John Hancock Preferred Income Fund II
John Hancock Preferred Income Fund III
John Hancock Tax-Advantaged Dividend Income Fund
John Hancock Tax-Advantaged Global Shareholder Yield Fund
Power of Attorney
     The undersigned Trustees of each of the above listed Trusts, each a Massachusetts business trust, does hereby severally constitute and appoint THOMAS M. KINZLER, BETSY ANNE SEEL, DAVID D. BARR, KINGA KAPUSCINSKI AND NICHOLAS J. KOLOKITHAS, and each acting singly, to be my true, sufficient and lawful attorneys, with full power to each of them, and each acting singly, to sign for me, in my name and in the capacity indicated below, any Registration Statement on Form N-1A to be filed by the Trust under the Investment Company Act of 1940, as amended (the “1940 Act”), and under the Securities Act of 1933, as amended (the “1933 Act”), and any and all amendments to said Registration Statements, with respect to the offering of shares and any and all other documents and papers relating thereto, and generally to do all such things in my name and on my behalf in the capacity indicated to enable the Trust to comply with the 1940 Act and the 1933 Act, and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming my signature as it may be signed by said attorneys or each of them to any such Registration Statements and any and all amendments thereto.
(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

N-1A Power of Attorney
     IN WITNESS HEREOF, I have hereunder set my hand on this instrument as of the 7th day of May 2009.

/s/James R. Boyle James R. Boyle	/s/PattiMcGill Peterson Patti McGill Peterson

/s/James F. Carlin James F. Carlin	/s/John A. Moore John A. Moore

/s/William H. Cunningham	/s/Steven R. Pruchansky

William H. Cunningham	Steven R. Pruchansky

/s/Deborah C. Jackson Deborah C. Jackson	/s/Gregory A. Russo Gregory A. Russo

/s/Charles L. Ladner Charles L. Ladner	/s/John G. Vrysen John G. Vrysen

/s/Stanley Martin Stanley Martin

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